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EXHIBIT 23.2           CONSENT OF ERNST & YOUNG LLP




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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of our report dated October 24, 2001, with respect to the consolidated financial statements of Pulaski Financial Corp. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


St. Louis, Missouri
March 14, 2002